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                                                                    EXHIBIT 10.5



                               GUARANTY AGREEMENT

         This Guaranty Agreement (this "Agreement") is made as of the 5th day of July, 2001, by Lakes Gaming, Inc., a Minnesota corporation (the "Guarantor"), and agreed to by The Nipmuc Nation, which is or will be a federally recognized Indian tribe (the "Tribe").

                                    RECITALS

         A. The Tribe intends to acquire lands which the Unites States government will hold in trust for the benefit of the Tribe ("Tribal Lands"), and over which the Tribe will possess sovereign governmental powers.

         B. In connection with the construction, development, operation, and management of a Class III gaming facility on the Tribal Lands, the Tribe desires to enter into separate agreements (the "Development Agreement" and "Management Agreement") with Lakes Nipmuc, LLC ("Lakes Nipmuc"), a Minnesota limited liability company.

         C. The Tribe is unwilling to enter into said Development Agreement and Management Agreement with Lakes Nipmuc unless the Guarantor enters into this Agreement for the benefit of the Tribe and guarantees the obligations of Lakes Nipmuc arising out of the Development Agreement and the Management Agreement.

         D. The Guarantor owns all of the membership interests in Lakes Nipmuc through its wholly-owned subsidiary, Lakes Gaming and Resorts, LLC.

         E. The Guarantor will derive substantial economic benefit from its execution and delivery of this Agreement, the board of directors of Guarantor has approved this Agreement as in furtherance of and necessary for the promotion of its corporate purposes, and the Guarantor is receiving reasonably equivalent value in return for this Agreement; therefore, the Guarantor is willing to enter into this Agreement to induce the Tribe to enter into the Development Agreement and the Management Agreement with Lakes Nipmuc.

         NOW, THEREFORE, in consideration of the good and valuable consideration paid, the receipt and sufficiency of which is hereby acknowledged, the Guarantor covenants and agrees with the Tribe as follows:

         1. Due Authorization. This Agreement is the valid and binding obligation of the Guarantor, enforceable in accordance with its terms. The execution and performance of this Agreement will not violate or constitute a default under any agreement or instrument binding upon the Guarantor or its properties or any applicable law or regulation of any governmental authority.




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         2. Guarantor's Tax Returns and Payments. To the best of Guarantor's knowledge, all tax returns and reports of the Guarantor required by law to be filed have been duly filed and all taxes, fees and other governmental charges shown thereon which are due and payable have been paid unless extended in accordance with applicable law or as may be contested in good faith.

         3. No Untrue or Omitted Statements. This Agreement does not contain any untrue statement of a material fact concerning the Guarantor or omit to state a material fact necessary in order to make the statements contained in this document with respect to the Guarantor not misleading.

         4. Prompt Payment and Performance. The Guarantor absolutely and unconditionally guarantees to the Tribe the full and prompt payment and performance of all liabilities and obligations, covenants, and agreements of Lakes Nipmuc to the Tribe when due under the Development Agreement and the Management Agreement (the foregoing obligations being hereinafter referred to as the "Obligations").

         5. Unconditional Obligation. The Obligations of the Guarantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect until all of the Obligations shall have been paid or performed in accordance with their respective terms and this Agreement, and, until such payment or provision, shall not be affected or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Guarantor:

                  (a) the rescission, waiver, modification, amendment, compromise, settlement, release or termination unless the same are entered into voluntarily between the Tribe and Lakes Nipmuc of any or all of the obligations, covenants or agreements of the Lakes Nipmuc under the Development Agreement and/or the Management Agreement;

                  (b) the failure to give notice to the Guarantor of the occurrence of an event of default under the terms and provisions of the Development Agreement and/or the Management Agreement, except as specifically provided in this Agreement;

                  (c) the extension of the time for the meeting of any obligation, covenant or agreement of Lakes Nipmuc contained in or arising out of the Development Agreement and/or the Management Agreement, or the renewal thereof;

                  (d) the taking or the omission of any of the actions referred to in the Development Agreement and/or the Management Agreement;

                  (e) any failure, omission, delay or lack on the part of the Tribe, to enforce, assert or exercise any right, power or remedy conferred on it in the Development Agreement and/or the Management Agreement, or any other act or acts on the part of the Tribe;




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                  (f) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of, the marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting Lakes Nipmuc, or any other guarantor or any of its assets, or any allegation or contest of the validity of the Development Agreement and/or the Management Agreement in any such proceeding;

                  (g) to the extent permitted by law, the substitution, release or discharge of Lakes Nipmuc or any guarantor from the performance or observance of any obligation, covenant or agreement contained in or arising out of the Development Agreement and/or the Management Agreement by operation of law, equitable principles or otherwise;

                  (h) the default or failure of the Guarantor fully to perform any of its obligations set forth in the Development Agreement and/or the Management Agreement;

                  (i) the transfer or assignment by the Tribe of all or any part of its right, title or interest in the Tribal Lands, except as restricted by the Development Agreement and/or the Management Agreement;

                  (j) any allegation or contest of the validity or enforceability of the Development Agreement and/or the Management Agreement or any part thereof or of the validity of Lakes Nipmuc's legal existence;

                  (k) adequacy of any rights the Tribe may have against any collateral or other means of obtaining repayment of the obligations of Lakes Nipmuc under the Development Agreement and/or the Management Agreement; or

                  (l) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor.

         6. Waivers by Guarantor. The Guarantor waives: notice of acceptance of this Agreement; notice of any action taken by or omitted by the Tribe in reliance upon the Agreement; any requirement that the Tribe be diligent or prompt in making demands against the Guarantor, giving notice of any default by Lakes Nipmuc or assisting any other right of the Tribe under this Agreement; any right to require a proceeding first against Lakes Nipmuc or any other person or entity; or the filing of a claim against them in the event of bankruptcy; notice of dishonor or nonpayment of any liability guaranteed under this Agreement; all suretyship and similar defenses; and all defenses which may be available in respect of the Guarantor's Obligations under this



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Agreement by virtue of any homestead exemption, statute of limitations, valuation, stay, moratorium law or other similar law. Guarantor shall have no right of, and hereby waives any claim for, subrogation or reimbursement against Lakes Nipmuc or any manager or member thereof by reason of any payment or performance by Guarantor under this Agreement, whether such right or claim arises at law or in equity or under any contract or statute, until the Obligations have been satisfied in full.

         7. Defaults; Events of Default. The following shall constitute an "event of default" under this Agreement:

                  (a) Default by Lakes Nipmuc in payment or performance of the Obligations when and as the same shall become due;

                  (b) Failure by the Guarantor to perform or observe any other covenant, agreement or condition on his part contained in this Agreement, or under the Development Agreement and/or the Management Agreement;

                  (c) The material inaccuracy or incompleteness of any material representation or warranty made in writing by or on behalf of the Guarantor or Lakes Nipmuc in connection with the transactions contemplated by this Agreement or by the Development Agreement and/or the Management Agreement;

                  (d) The Guarantor shall terminate or dissolve; or the Guarantor shall become insolvent or shall generally not be paying its debts as they become due, or shall file a voluntary petition under the Bankruptcy Reform Act of 1978, or any amendatory or successor Federal legislation (the "Bankruptcy Code"), or shall admit in writing its inability to pay its debts as they become due, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed pursuant to the Bankruptcy Code, or an order for relief under the Bankruptcy Code shall be entered; or the Guarantor shall make an assignment or arrangement or enter into a trust indenture for the benefit of its creditors, or shall apply for or consent to the appointment of any receiver, custodian or trustee for all or a substantial part of its property, or any such receiver, custodian or trustee shall be appointed and shall not be discharged within 60 days after the date of such appointment; or the Guarantor shall suffer any judgment in excess of $10,000 to be entered against it, or any writ of attachment or execution or any similar process to be issued or levied against all or a substantial part of its other property, which judgment, writ or process is not discharged, released, stayed, bonded or vacated within 30 days after its entry, issue or levy.

         Notwithstanding any other term or provision in this Guaranty to the contrary, the events set forth in clauses 7(a) and (b) above shall not become "events of default" under this Guaranty until the same have been resolved pursuant to the dispute resolution provisions contained in the Development Agreement and the Management Agreement, and if arbitration is demanded, issuance of an arbitration award against the Lakes Nipmuc and/or the Guarantor, as applicable.


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         8. Remedies on Default. Whenever any event of default shall have occurred under this Guaranty, the Tribe may make demand upon the Guarantor for the payment or performance of the Obligations then due, and the Tribe shall have the right to proceed first and directly against the Guarantor under this Agreement or for the payment and performance of all Lakes Nipmuc's obligations then due under the Development Agreement and/or the Management Agreement without proceeding against or exhausting any other remedies which the Tribe may have and without resorting to any other security held by Lakes Nipmuc.

         9. Further Assurances. The Guarantor agrees to do all such things and execute all such documents, including financing statements, as the Tribe may consider necessary or desirable to give full effect to this Agreement and to perfect and preserve the rights and powers of the Tribe.

         10. Costs. The Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorney's fees, which may be incurred by or on behalf of the Tribe, in enforcing or attempting to enforce this Agreement (but excluding costs and fees associated with resolving any disputes between the Tribe and Lakes Nipmuc) following any default on the part of the Guarantor, whether the same shall be enforced by suit or otherwise, provided that the Tribe is the prevailing party in any proceeding seeking such enforcement.

         11. Successors and Assigns. Every promise, warranty, guarantee, covenant and representation extended under this Agreement by the Guarantor to the Tribe shall also extend to any assignee of the Tribe's interest under the Development Agreement and the Management Agreement; and the Guarantor shall on the written request of any such participant or assignee of the Tribe, execute and deliver an instrument extending all such promises, warranties, guaranties, covenants and representations to such participant or assignee.

         12. Enforcement. The terms of this Agreement may be enforced as to any one or more breaches either separately or cumulatively. If two or more persons or entities execute this Agreement as Guarantor, their liability for any breach of the Agreement shall be joint and several.

         13. Remedies Cumulative. No remedy conferred upon or reserved to the Tribe under this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or the Development Agreement and/or the Management Agreement or now or subsequently existing at law or in equity or by statute. No delay or omission by the Tribe to exercise any right or power accruing upon any default, omission or failure of performance under this Agreement shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In the event any provision contained in this Agreement should be breached by any party and subsequently duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach under this Agreement. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the Tribe.



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         14. Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class postage prepaid or, in the case of faxed or telexed notice, when transmitted, answer back received, addressed as follows:

         If to the Guarantor:       Lakes Gaming, Inc.
                                    130 Cheshire Lane
                                    Minnetonka, MN 55305
                                    Attention: Timothy J. Cope

         With a copy to:            Kevin C. Quigley, Esq.
                                    Johnson Hamilton Quigley Twait & Foley PLC
                                    W1450 First National Bank Building
                                    332 Minnesota Street
                                    St. Paul, MN 55101-1314

                  and               Brian Klein, Esq.
                                    Maslon, Edelman, Borman & Brand, LLP
                                    3300 Wells Fargo Center
                                    90 South Seventh Street
                                    Minneapolis, MN 55402-4140

         If to the Tribe:           The Nipmuc Nation Tribal Council
                                    156 Worcester-Providence Highway
                                    Suite 28
                                    Sutton Square Mall
                                    Sutton, MA 01590
                                    Attention: Chairman

         With a copy to:            Christopher P. Sullivan, Esq.
                                    Robins, Kaplan, Miller & Ciresi LLP
                                    222 Berkeley Street, Suite 2200
                                    Boston, MA 02116

         15. Governing Law; Consent to Jurisdiction. The Guaranty is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts.

         16. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts,



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each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         17. Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement.

         18. Miscellaneous. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined and pronouns of any gender shall include all genders.

         19. Sovereign Immunity. Except for the Resolution of Limited Waiver attached hereto as Exhibit A and incorporated herein by reference, nothing in this Agreement shall be deemed or construed to constitute a waiver of sovereign immunity of the Tribe and the only applicable waivers of sovereign immunity shall be those expressly provided and executed by the Tribe's duly authorized representative and substantially conforming to the form as approved by the parties. The parties agree that they will not amend or alter the Resolution of Limited Waiver which will in any way lessen the rights of any party as set forth in the Resolution of Limited Waiver, including without limitation the covenant therein of the Tribe to preserve its effective terms in the event of future changes in its legal status or governance.

         20. Disputes Between the Tribe and Guarantor. Disputes between the Tribe and Guarantor with respect to this Agreement, the Development Agreement and Management Agreement or any other Transaction Document (as defined in the Development Agreement and/or the Management Agreement) or a party's performance hereunder or thereunder, shall be resolved by the following dispute resolution process and pursuant to the Resolution of Limited Waiver attached hereto.

         (a) The parties shall first meet and confer in a good faith attempt to resolve the dispute through negotiations not later than ten (10) calendar days after receipt of written notice of the dispute, unless both parties agree in writing to an extension of time.

         (b) If the dispute is not resolved to the satisfaction of the parties within thirty (30) calendar days after the first meeting in Subsection 19(a) above, then any claim, controversy or dispute arising out of or relating to this Guaranty, Development Agreement and/or the Management Agreement, or any other Transaction Document, or any alleged default thereunder or breach of any provisions thereof shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of submission; except that: (i) the question whether or not a dispute is arbitrable under this Agreement, the Development Agreement and/or the Management Agreement, or any other Transaction Document shall be a matter for binding arbitration by the arbitrators, such question shall not be determined by any court and, in determining any such question, all doubts shall be resolved in favor of arbitrability; and (ii) discovery shall be permitted in accordance with the Federal Rules of Civil Procedure, subject to supervision as to scope and appropriateness by the arbitrators. Judgment on any arbitration award may be entered in any court having jurisdiction over the parties pursuant to the Resolution of Limited Waiver attached to the Development Agreement and the Management Agreement and incorporated herein by reference.



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         (c) Unless the parties hereto otherwise agree in writing prior of the submission of such claim, controversy or dispute to arbitration, arbitration proceedings under this Section 19 shall be held in Boston, Massachusetts.

         (d) Either party may, at any time prior to the selection of an arbitrator or arbitrators, require that the arbitrator or arbitrators selected be an attorney or attorneys licensed to practice law in the United States and that the attorneys have experience in Indian gaming regulatory and development issues.

         (e) Unless the parties hereto otherwise agree in writing, any matter to be arbitrated shall be submitted to a panel of three arbitrators. One arbitrator shall be selected by the Tribe, one arbitrator shall be selected by Guarantor and the third arbitrator shall be selected by mutual agreement of the two arbitrators selected by the parties hereto.

         (f) The arbitration award shall be in writing signed by each of the arbitrators, and shall state the basis for the award. The arbitration award shall be set forth in reasonable detail as to its findings of fact and law, and basis of determination of award form and amount. In connection with any arbitration award, the arbitrators shall be empowered to take the actions and enforce the judicial remedies described in Paragraph 5 of the Resolution of Limited Waiver.

         (g) Except to the extent such enforcement will be inconsistent with a specific provision of this Agreement, arbitration awards made pursuant to this
Section 20 shall be enforceable under Title 9 of the United States Code and any applicable tribal, federal or state law governing the enforcement of arbitration awards.

         (h) In addition to any basis for appeal of an arbitration award stated in Title 9 of the United States Code or any applicable law governing the enforcement of arbitration awards, either party hereto may appeal an arbitration award on the basis that the arbitrator or arbitrators incorrectly decided a question of law in making the award, or the award was made in an arbitrary or capricious manner or in manifest disregard of the factual evidence.

         (i) Either party hereto, without having to exhaust any tribal remedies first, shall have the right to seek and obtain a court order from a court having jurisdiction over the parties requiring that the circumstances specified in the order be maintained pending completion of the arbitration proceeding, to the extent permitted by applicable law.

         21. Definitions. Capitalized terms used herein and not defined shall have the meanings given them in the Development Agreement and the Management Agreement.



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         IN WITNESS WHEREOF, the Guarantor has executed and the Tribe has accepted this Agreement, under seal, all as of the date first above written.


Witness:                               LAKES GAMING, INC.



    /s/ Timothy J. Cope                By: /s/ Lyle Berman
   ---------------------------------      -------------------------------------
    Name:                                  Name:
                                           Title:


Accepted and Agreed to:

The Nipmuc Nation


By: /s/ Robert Hazzard
   ---------------------------------
    Name:  Robert Hazzard
    Title: Chair